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                             VOTING TRUST AGREEMENT


         This Agreement is made and entered into this _____ day of ____________, 1994, by and between TERRY W. JOHNSON and DARYL E. HARMS in their capacity as holders of all the Class A Voting Common Stock in MSAM, Inc., a Florida corporation, (collectively, the "Shareholders") and TERRY W. JOHNSON and DARYL E. HARMS in their capacity as trustees of the voting trust created herein (collectively, the "Trustees").


                                    RECITALS

         The authorized, issued and outstanding common stock of MSAM consists of two (2) shares of Class A Voting Common Stock (the "Voting Stock") and Nine Hundred Ninety-Eight (998) shares of Class B Non-Voting Common Stock.

         Terry W. Johnson and Daryl E. Harms each own one (1) share of the Class A Voting Common Stock of MSAM.

         The Shareholders desire to secure the continuity and stability of MSAM's policies and management in the event of the death of either Terry W. Johnson or Daryl E. Harms.

         The Shareholders deem it advisable to create a voting trust pursuant to this Agreement and assign and deliver the Voting Stock to the Trustees who have agreed to act upon the terms, provisions and conditions of this Agreement.


                                   AGREEMENT

         NOW, THEREFORE, the parties hereto in consideration of the mutual covenants, agreements and specific considerations set forth below, the adequacy and sufficiency of which is hereby acknowledged, and intending to be legally bound, agree as follows:

         SECTION 1. TRANSFER OF SHARES TO TRUSTEES. Simultaneous with the execution of this Agreement, the Shareholders shall transfer and deliver to the Trustees stock certificates representing all of the Voting Stock to be held in trust pursuant to the terms, provisions and conditions of this Agreement and shall immediately deposit with the Trustees any and all certificates for additional shares of voting stock that subsequently may be acquired by them during the term of this Agreement. All such stock certificates shall be properly endorsed, or accompanied by such instruments of transfer as to enable the Trustees to cause such stock certificates to be


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transferred into the name of the Trustees, as hereinafter provided.  All stock certificates transferred and delivered by the Shareholders to the Trustees pursuant to this Agreement shall be immediately surrendered by the Trustees to MSAM and cancelled, and new stock certificates therefor shall be issued to and held by the Trustees in the name of "Terry W. Johnson and Daryl E. Harms as Trustees of the MSAM, Inc. Voting Trust". Upon transfer of such stock certificates into the names of the Trustees, the Trustees shall hold such stock certificates subject to the terms of this Agreement and shall thereupon issue and deliver to the Shareholders voting trust certificates (the "Trust Certificates") for the stock certificates transferred and delivered to the Trustees by the Shareholders.

         SECTION 2. TRUST CERTIFICATES. The Trustees shall issue and deliver to the Shareholders Trust Certificates for the same number of shares of the Voting Stock transferred by each individual Shareholder to the Trustees in substantially the same form as set forth below:


                               Trust Certificate

No. _____                                                           ____ Shares


         Terry W. Johnson and Daryl E. Harms, Trustees of all the Class A Voting Common Stock of MSAM, Inc., under a Voting Trust Agreement dated February __, 1994 (the "Voting Trust Agreement"), having received all stock certificates representing the Class A Voting Common Stock of MSAM, Inc., pursuant to such Voting Trust Agreement, hereby certify that _______________________ will be entitled to receive a stock certificate for
________ shares of fully paid Class A Voting Common Stock of MSAM, Inc. at the par value of $1.00 each, on the termination of such Voting Trust Agreement.

         Until the Trustees have delivered the stock held by them under the Voting Trust Agreement to the holders of trust certificates, the Trustees shall possess and be entitled to exercise all rights and powers of an absolute owner of such stock, including the right to vote thereon for every purpose, and to execute consents in respect thereof for every purpose, it being expressly stipulated that no voting right passes to the above-named owner hereof, or his assigns, by or under this trust certificate or by or under any agreement, expressed or implied.

         This trust certificate is transferable only with the consent of the Trustees. Until so transferred, the Trustees shall treat the registered holder as owner hereof for all purposes whatsoever.

         Copies of the Voting Trust Agreement and a list of the names and addresses of all owners of beneficial interests in the trust and the number and class of shares transferred to the Trustees, are maintained at the principal office of MSAM, Inc. in Birmingham, Alabama. Such list and Voting Trust Agreement are open to the inspection of MSAM's shareholders or any beneficiary of the trust daily during normal business hours.





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         IN WITNESS WHEREOF, the undersigned have executed this Agreement this
___ day of _____________________, 1994.


                                        ---------------------------------
                                        TERRY W. JOHNSON, Trustee


                                        ---------------------------------
                                        DARYL E. HARMS, Trustee


         SECTION 3. TRANSFERABILITY OF TRUST CERTIFICATE. The Trust Certificates shall be transferable by the registered holders thereof only with the consent of the Trustees, which shall not be unreasonably withheld. A transfer of a Trust Certificate shall vest in the transferee all right, title and interest of the transferor in, to and under such Trust Certificate, and upon such transfer and the surrender to the Trustees of the Trust Certificate which is transferred, by the transferee thereof, the Trustees shall deliver to the transferee a Trust Certificate of the same number of shares of stock reflected by the Trust Certificate so transferred. Until such transfer, the Trustees shall treat the registered holder of the Trust Certificate as owner thereof for all purposes whatsoever. All transferees of a Trust Certificate issued hereunder shall by acceptance of a Trust Certificate become a party hereto as though an original signatory hereof.

         SECTION 4. DIVIDENDS. The registered holder of the Trust Certificate shall be entitled to receive payments equal to the cash dividends, if any, that may be collected by the Trustees upon the number of shares of Class A Voting Common Stock of MSAM in respect of which the Trust Certificate is issued. In the event that stock certificates for any Class A Voting Common Stock of MSAM shall be issued to the Trustees as stock dividends, the Trustees shall hold such stock subject to the provisions of this Agreement, provided however, the registered holder of each Trust Certificate shall be entitled to receive from the Trustees a Trust Certificate for the number of shares received by the Trustees as the stock dividend on the shares represented by each Trust Certificate.

         SECTION 5. VOTING. The Trustees shall have the exclusive right to vote the Voting Stock in all proceedings wherein the vote or written consent of MSAM's shareholders may be required or authorized by law.

         SECTION 6.  TERM.

         (a) The term of this Agreement shall commence on the date hereof and shall terminate on the tenth (10th) anniversary date of the date hereof. At any time before the





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termination of this Agreement one or more holders of Trust Certificates hereunder may by an extension agreement in writing and with the Trustees' written consent extend the duration of this Agreement for a period not exceeding ten (10) years. In the event of such extension, the Trustees shall deliver copies of the extension agreement and list of beneficial owners to MSAM's principal office.

         (b) Notwithstanding the term of this Agreement set forth in (a) above, this Agreement shall immediately terminate in the event (i) Masada Security Holdings, Inc., a Delaware corporation, is dissolved, liquidated or all or substantially all of its issued and outstanding stock or assets are sold, conveyed, transferred or assigned to another entity, or (ii) both Terry
W. Johnson and Daryl E. Harms shall die, resign or otherwise fail or cease to serve as Trustee hereunder.

         SECTION 7.  TRUSTEES.  In the event either Terry W. Johnson or Daryl
E. Harms shall die, resign or otherwise fail or cease to serve as Trustee, then and in any of such events, the other or survivor shall serve as sole Trustee hereunder. In the event both Terry W. Johnson and Daryl E. Harms shall die, resign or otherwise fail or cease to serve as Trustee, then and in any of such events, this Agreement shall immediately terminate.

         SECTION 8. TRUSTEES' LIABILITY. The Voting Trustees shall exercise their best judgment in the interests of MSAM in voting the Voting Stock or doing any act with respect to the control or management of MSAM as holders of the Voting Stock. The Trustees shall not be liable for any error of judgment or mistakes of law incurred in connection with the discharge of their duties hereunder. The Trustees shall serve in such capacities without compensation.

         SECTION 9. TERMINATION. Upon the termination of this Agreement, as herein provided, the Trustees shall, upon surrender of the Trust Certificates by the Shareholders or their assigns, deliver to the holders thereof stock certificates representing the shares of stock of MSAM equivalent in amount to the shares represented by the Trust Certificates surrendered.

         SECTION 10. BINDING EFFECT. All covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement shall bind and inure to the benefit of their respective heirs, next-of-kin, executors, administrators, personal representatives and assigns.

         SECTION 11. RECORDS. Copies of this Agreement and a list of the names and addresses of all registered holders of





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Trust Certificates and the number and class of shares transferred to the
Trustees shall be maintained at the principal office of MSAM in Birmingham, Alabama. Such list and Agreement shall be open to the inspection of MSAM's shareholders or any beneficiary of the voting trust created herein daily during normal business hours.

         SECTION 12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to principles of conflicts of law.






















                         [signatures on following page]





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         IN WITNESS WHEREOF, the undersigned have executed this Agreement this
___ day of _____________________, 1994.


                                        /s/ Terry W. Johnson
                                        ------------------------------------
                                        TERRY W. JOHNSON
                                        individually and as Trustee


                                        /s/ Daryl E. Harms
                                        ------------------------------------
                                        DARYL E. HARMS
                                        individually and as Trustee





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